Exhibit 99.2

DIRECTORS RESOLUTIONS OF

XXStream Entertainment, Inc. (the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Wei Tian has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Wei Tian shall act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: December 9, 2020

/s/ David Lazar
David Lazar

/s/ Wei Tian
Wei Tian